EXHIBIT 23.2
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Fidelity National Information Services, Inc.:
We consent to the incorporation by reference in the registration statements on Form S-8 (No. 333-63342, 333-64462, 333-103266, 333-131601, 333-131602) and on Form S-3 (No. 333-131593) of Fidelity National Information Services, Inc. (formerly known as Certegy Inc.) of our report dated March 13, 2006, with respect to the consolidated and combined balance sheets of Fidelity National Information Services, Inc. as of December 31, 2005 and 2004, and the related consolidated and combined statements of earnings, comprehensive earnings, stockholders’ equity, and cash flows, for each of the years in the three-year period ended December 31, 2005, which report appears in the December 31, 2005 annual report on Form 10-K of Fidelity National Information Services, Inc.
Our report refers to the completion of the merger between Fidelity National Information Services, Inc. and Certegy Inc. effective February 1, 2006.
/s/ KPMG LLP
March 13, 2006
Jacksonville, Florida
Certified Public Accountants